SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 26, 2002

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 2.  Acquisition or Disposition of Assets

         Derma Sciences, Inc. (referred to herein as the "Registrant"), Laurentian Bank of Canada (referred to herein as the "Bank") and Dumex Medical Inc. and its affiliated entities (referred to herein as "Dumex") have on August 26, 2002 closed upon various agreements pursuant to which the Registrant purchased substantially all of the assets of Dumex (the "Transaction"). Details of the Transaction are set forth below. Unless otherwise noted, all amounts are presented in U.S. dollars with an assumed exchange rate of 0.6452 Canadian dollars to one U.S. dollar.

         1.  Dumex – Description.  Dumex was a leading manufacturer and distributor of wound care products and medical devices primarily to the Canadian market. Customers included hospitals, other medical institutions and medical supplies distributors. Sales for calendar year 2001 were $9,089,900 (based upon the average exchange rate in effect during 2001 of 0.6549 Canadian dollars to one U.S. dollar). Sales were derived to the extent of 76% and 24%, respectively, from Canadian and United States markets. Dumex’s market share was approximately 40% throughout Canada and approximately 50% in the provinces of Ontario and Quebec.

         2.  Dumex – Financial Status.  Due primarily to a failed Internet initiative and related product development costs, Dumex became insolvent and was required to liquidate its assets in order to satisfy the claims of its secured creditors. An Interim Receiver (“Receiver”) was appointed for Dumex under the Bankruptcy and Insolvency Act of Canada. On August 26, 2002 the Receiver, with the approval of the Ontario Superior Court of Justice – Commercial List, transferred Dumex’s assets to a newly organized Canadian subsidiary of the Registrant (referred to herein as “NewCo”) free of claims and entitlements of Dumex’s unsecured creditors and shareholders.

         3.  Dumex – Facilities.  Prior to the Transaction, Dumex leased a 55,000 square foot headquarters and manufacturing facility and a 22,000 square foot distribution facility in Toronto, Canada. In addition, Dumex leased a 10,000 square foot facility in Nantong, China. Each of the foregoing facilities is subject to regulation by the United States Food and Drug Administration and comparable Canadian authorities. The Registrant intends that NewCo will continue operation of the foregoing facilities. To this end, NewCo has renegotiated the subject facility leases and caused same to be assigned to it.

         4. Transaction – Mechanics.  The Registrant has organized NewCo to take possession of Dumex’s assets, hire essential employees (including William M. Goodwin, President of Dumex), renegotiate and execute facility leases, continue relationships with Dumex’s customers and suppliers and in all other respects operate and expand the business theretofore carried on by Dumex.

         5.  Transaction – Assets and Purchase Price.  The assets transferred to NewCo pursuant to the Transaction (the “Dumex Assets”) primarily consist of accounts receivable, inventory and fixed assets. The book value of the Dumex Assets, as reflected on the balance sheet of Dumex at June 30, 2002 (unaudited), is approximately $5,526,300. Caution: A significant portion of

Dumex’s inventory may be obsolete. The book value of these assets may have declined between June 30, 2002 and the closing of the Transaction. Furthermore, book value is not necessarily indicative of fair market value or the amounts that would be realized by the Registrant or NewCo upon collection, sale or disposition of the Dumex Assets.

         The purchase price for the Dumex Assets is approximately $3,896,000 paid as follows (subject to certain adjustments):

                                   Dumex Assets
                                  Purchase Price

          Assumption by NewCo of Dumex indebtedness
               to the Bank                                $2,396,900
          Cash payment to the Bank                           160,100
          Cash payment to secured creditors                  417,000
          Assumption by NewCo of certain other
               Dumex indebtedness                            542,000
          Transaction costs                                  380,000
                                                          ----------

          Total Purchase Price                            $3,896,000
                                                           =========

         In addition to the foregoing payments, the Registrant has granted to the Bank options to purchase 225,000 shares of its common stock at a per share price equal to $0.85. Further, the Registrant will contribute to the capital of NewCo the sum of $451,600 which amount is to be applied against NewCo’s $2,396,900 post-Transaction debt to the Bank.

         Of the $2,396,900 indebtedness to the Bank assumed by NewCo, $1,042,000 is in the form of a 5 year term loan and $1,354,900 is in the form of a 16 month line of credit. Both the term loan and the line of credit are secured by NewCo’s assets.

         Interest on the term loan is at the Bank’s prime lending rate plus 1¼% per annum. Monthly principal amortization of the term loan is expected to be at the rate of $12,260 for months 2 through 36 of the term and $14,840 for the next 24 months of the term with a balloon payment of $256,740 upon loan maturity.

        The Registrant’s contribution of $451,600 to NewCo’s capital discussed above will be applied to reduce the principal balance of the line of credit. It is expected that monthly payments during the term of the line of credit will consist of interest only at the Bank’s prime lending rate plus 1% per annum. The entire principal and accrued interest under the line of credit will be payable upon maturity. The Registrant expects that the line of credit will be periodically renewed by the Bank.

         6.  Transaction – Costs.  The purchase price of the Dumex Assets includes expenses associated with the Transaction in the amount of approximately $380,000 (“Transaction Costs”). These expenses include, inter alia, legal and accounting fees, investment banking fees and related costs.

         7.  Transaction – Source of Funds.  The price of the Dumex Assets, together with the above discussed Transaction Costs, total $3,896,000 (referred to herein as the “Purchase Price”). The Registrant has financed $2,938,900 of the Purchase Price via the assumption by NewCo of $2,396,900 of Dumex’s indebtedness to the Bank and $542,000 of Dumex’s indebtedness to certain other creditors. The $957,100 balance of the Purchase Price and the Registrant’s $451,600 working capital contribution has been financed by a combination of cash-on-hand and draws against the Registrant’s revolving credit facility with CapitalSource Finance, LLC. The Registrant has guaranteed payment of NewCo’s indebtedness to the Bank and has provided a second lien security interest (subordinate to the lien of CapitalSource Finance, LLC) in certain of its assets to secure this guarantee. NewCo has guaranteed payment of the Registrant’s indebtedness to CapitalSource Finance, LLC and has provided a second lien security interest (subordinate to the lien of the Bank) in certain of its assets to secure this guarantee. For further information concerning the terms and conditions governing the Registrant’s revolving credit facility with CapitalSource Finance, LLC, please refer to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 22, 2002.

         8.  NewCo – Post Transaction Financing. The Registrant expects that NewCo’s working capital requirements will be met via draws, if required, upon its line of credit with the Bank. The Registrant has agreed to advance to NewCo up to $322,600 of additional working capital in the event NewCo violates loan covenants relative to its term loan or line of credit with the Bank.

         9.  Employment Agreements.  The Registrant and NewCo have executed an employment agreement with William Goodwin, President of Dumex, whereby Mr. Goodwin will serve as the President and Chief Executive Officer of NewCo and Executive Vice President of the Registrant. The employment agreement is for a period of three years and provides for a base salary of $161,300 with bonuses to be determined by the Registrant’s President and Chief Executive Officer. The employment agreement further provides that the Registrant will grant Mr. Goodwin options to purchase 500,000 shares of the Registrant’s common stock at a per share exercise price of $0.50. These options vest at the rate of 100,000 shares on August 26, 2002 and the balance of 400,000 shares on August 26, 2003. The employment agreement also provides for severance payments of two years salary and health benefits in the event Mr. Goodwin resigns for “good cause” or Mr. Goodwin’s employment is terminated by the Registrant other than “for cause.” The employment agreement also specifies that the Registrant will assume commercial loan obligations of Dumex in the amount of $129,040 if certain conditions are met, and will satisfy a personnel loan guarantee of Mr. Goodwin in the amount of $34,800. These obligations are included in the previously described Purchase Price. The employment agreement became effective upon closing of the Transaction.

        The Registrant also intends to offer employment to various key employees of Dumex.

_______________________

         Statements that are not historical facts, including statements about the Registrant’s confidence, strategies, expectations, technologies or opportunities, are forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “seek” and “contemplate” typically identify forward looking statements. Forward looking statements involve risks and uncertainties including, but not limited to, product demand and market acceptance risks, impact of competitive products and prices, product development, commercialization or technological delays or difficulties, and trade, legal, social, financial and economic risks.

         The foregoing description of the terms and provisions relating to the Transaction is qualified in its entirety by reference to the Asset Purchase Agreement and amendments thereto filed as Exhibits 2.01, 2.02 and 2.03 hereof and related documents filed as Exhibits 10.01 through 10.07 hereof.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

         The audited balance sheet as of December 31, 2001 and 2000 and audited statements of income, cash flows and changes in stockholders' equity for the twelve months ended December 31, 2001 and 2000 of Dumex Medical Inc. will be filed by amendment hereto not later than November 11, 2002.

         The unaudited balance sheet as of June 30, 2002 and unaudited statements of income, cash flows and changes in stockholders’ equity for the six months ended June 30, 2002 and 2001 of Dumex Medical Inc. will be filed by amendment hereto not later than November 11, 2002.

(b) Pro Forma Financial Information.

         The unaudited pro forma combined condensed balance sheet at June 30, 2002 and the unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2002 and the year ended December 31, 2001 of the Registrant and Dumex Medical Inc. will be filed by amendment hereto not later than November 11, 2002.

(c) Exhibits.

2.01	Asset Purchase Agreement dated as of June 28, 2002 relative to purchase by the Registrant of the assets of Dumex Medical Inc.

2.02	Amendment No. 1 to Asset Purchase Agreement dated as of July 12, 2002 relative to purchase by the Registrant of the assets of Dumex Medical Inc.

2.03	Amendment No. 2 to Asset Purchase Agreement dated as of July 18, 2002 relative to purchase by the Registrant of the assets of Dumex Medical Inc.

10.01	Offer of Finance dated July 23, 2002 relative to financing by the Registrant of the purchase of the assets of Dumex Medical Inc. through the Laurentian Bank of Canada

10.02	Guarantee of Dumex Medical Canada Inc. (NewCo) dated on or about August 26, 2002 of indebtedness of the Registrant to CapitalSource Finance, LLC

10.03	Guarantee of the Registrant dated on or about August 26, 2002 of indebtedness of Dumex Medical Canada Inc. (NewCo) to the Laurentian Bank of Canada

10.04	Guarantee of the subsidiary of the Registrant, Sunshine Products, Inc., dated on or about August 26, 2002 of indebtedness of Dumex Medical Canada Inc. (NewCo) to the Laurentian Bank of Canada

10.05	Security Agreement of the Registrant dated on or about August 26, 2002 pledging collateral to secure its guarantee of indebtedness of Dumex Medical Canada Inc. (NewCo) to the Laurentian Bank of Canada

10.06	Security Agreement of the Subsidiary of the Registrant, Sunshine Products, Inc., dated on or about August 26, 2002 pledging collateral to secure its guarantee of indebtedness of Dumex Medical Canada Inc. (NewCo) to the Laurentian Bank of Canada

10.07	Security Agreement of Dumex Medical Canada Inc. (NewCo) dated on or about August 26, 2002 pledging collateral to secure its guarantee of indebtedness of the Registrant to CapitalSource Finance, LLC

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: September 10, 2002	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer